UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2026

Trio Petroleum Corp

(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, 621 NW 53rd Street Ste 125

Boca Raton, FL 33487

(713) 273-2271

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TPET	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

As previously announced, on May 21, 2026, Trio Petroleum Corp (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of its issued and outstanding shares of common stock, par value $0.0001 per share, at a ratio not less than one-for-two and not more than one-for-ten, with the final ratio to be determined in the sole discretion of the Board of Directors of the Company (the “Board”).

On August 12, 2026, the Board approved a one-for-nine (1:9) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). The Company intends to file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) on August 28, 2026 to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 4:30 p.m., Eastern Time, on August 28, 2026, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on August 31, 2026.

When the Reverse Stock Split becomes effective, every nine (9) shares of the Company’s issued and outstanding common stock will automatically be converted into one share of common stock, without any change in the par value per share. In addition, (i) a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and warrants to purchase shares of common stock, to the extent that the exercise price of such warrants is not based solely on the market price of the common stock at the time of exercise, (ii) a proportionate adjustment will be made to any fixed conversion prices for other convertible securities of the Company and (iii) the number of shares reserved for issuance pursuant to the Company’s equity incentive plans will also be reduced proportionately.

Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the applicable Reverse Stock Split ratio will be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock as reported on the NYSE American on the effective date of such Reverse Stock Split.

The Company’s common stock will continue to trade on the NYSE American LLC under the symbol “TPET.” The new CUSIP number for common stock following the Reverse Stock Split will be 89669L306.

VStock Transfer, LLC, the Company’s transfer agent, will also act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed and accepted by the Securities and Exchange Commission on April 6, 2026, the relevant portions of which are incorporated herein by reference. A copy of the form of Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 18, 2026, the Company issued a press release announcing the Reverse Stock Split. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of Trio Petroleum Corp.
99.1	Press Release dated August 18, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp

Date: August 18, 2026	By:	/s/ Robin Ross
	Name:	Robin Ross
	Title:	Chief Executive Officer